SCHÜCO
USA

SCHÜCO USA, L.P.
MASTER COMMERCIAL SOLAR TERMS AND CONDITIONS

This Master Commercial Solar Terms and Conditions and any exhibits hereto, which are incorporated herein and made a part hereof, (all of which are hereafter referred to as "Agreement") sets forth the terms and conditions that apply to any and all commercial transactions in which Schüco USA, L.P., whose principle place of business is located at 240 Pane Road, Newington, Connecticut in the United States of America ("Schüco") agrees to sell goods or provide services to you as a commercial purchaser (the "Purchaser") of Schüco's custom-manufactured solar thermal and photovoltaic systems, related storage and pumping technology, photovoltaic modules, inverters, control systems, and mounting systems related thereto. This Agreement is posted in Schüco's price list and incorporated by reference into each solar ordering sheet, rate sheet, specification sheet and invoice between Schüco and Purchaser. Copies of this Agreement are also set forth in Schüco's solar product and service catalogs. Each Purchaser must comply with this Agreement, and each transaction between Schüco and Purchaser is subject in all respects to this Agreement, as well as the terms and conditions contained in any specification sheet between the parties. Placement of an order is deemed to be an understanding and acceptance of all terms and conditions herein. In the event of any conflict between this Agreement and any other agreement or understanding between the parties, this Agreement will control unless a specific written agreement to the contrary is entered into and signed by the Purchaser and either a Vice President or the President of Schüco. This Agreement may be modified and amended from time to time by Schüco and so should be consulted by Purchaser on a regular basis.

GOODS, SERVICES AND PRICING SPECIFICATIONS PER TRANSACTION

1 **Order Spec. Sheets.** In any given transaction pursuant to this Agreement, a complete listing of all products and services purchased shall be executed between the Purchaser and Schüco, referencing this Agreement, and disclosing the purchase price, product and service descriptions, supplemental terms and conditions and any other necessary or requested information in order to reflect the transaction. This document is referred to, among other things, as a "Order Specification Sheet", "Order Spec. Sheet", "Pricing Sheet, or "Product Ordering Form" "Purchase Order" or "Order Confirmation" depending on the circumstances of the transaction, but will be referred to in this Agreement as a Order Spec. Sheet. (we use the term spec sheet normally just for technical product specs).

2. **Order Spec. Sheet Pricing.** Price quotations contained on Order Spec. Sheets or otherwise proposed to Purchaser are valid for thirty (30) days from date of issuance. Unless otherwise agreed in writing, quoted prices are ex works Newington, Connecticut (EXW as per ICC Incoterms Version 2000) and do not include tax, outgoing freight, special packing, applicable customs duties and any brokerage fees. Offers submitted by Schüco are subject to alteration until a purchase order issued by Purchaser is confirmed by Schüco in writing. Orders placed by the Purchaser are legally binding on the Purchaser. Schüco may accept any order submitted by a Purchaser within two weeks of receipt either in writing or by delivering the goods to the Purchaser. A confirmation of receipt of an order does not represent a binding acceptance of the order by Schüco. The order confirmation may however, be attached to the confirmation of receipt.

3. **Terms of Payment**. Unless otherwise directed by Schüco in writing, payments shall be in United States dollars and deposited by wire to a bank in the United States designated by Schüco in writing. Payments for all orders must be paid in advance, unless credit terms have otherwise been accepted by Schüco in writing. Purchaser agrees that if any payment due is received by Schüco more than 10 days late, Purchaser will be charged 5% of the payment due. Past due balances will thereafter accrue interest at an annual rate of 18%.

SHIPPING AND DELIVERY

4. **Ex Works.** All products purchased from Schüco are shipped "ex works" (EXW as per ICC Incoterms Version 2000), meaning the risk of the goods or products being purchased passes to the Purchaser when the shipment is made available for pickup at Schüco's facilities, or the facilities of Schüco's suppliers. In the case of delays in dispatch which are the responsibility of the Purchaser, the risk of the goods or products being purchased transfers to the Purchaser on the day the shipment is ready for dispatch. The goods will then be held in the name and at the cost of the Purchaser.

5. **Insurance.** At the Purchaser's request and expense, Schüco can arrange for freight and transport insurance for outgoing shipments.

6. **Dates of Delivery**. Delivery dates provided by Schüco are commercially reasonable estimates, but are estimates none the less and are not binding on Schüco.

7. **Inspection of Goods**. The Purchaser is under obligation to check the delivery of any goods purchased from Schüco immediately on receipt to ensure that there is no transport damage and the goods are complete and free from defects. Transport damage, defects, incorrect or incomplete deliveries as well as any deviation from the delivery note or invoice must be reported to Schüco within 48 hours of receipt of the goods in writing . Otherwise the delivery will be deemed to have been approved by Purchaser. If the defect in the goods supplied is Schüco's responsibility and exists at the time of transfer of risk, Schüco shall be obliged within a commercially reasonable period of time to either (i) make good the defect; or (ii) promptly make available a replacement good or part.

SCHÜCO
USA

8. **Return of Goods.** Schüco will not accept return of materials unless such return has previously been agreed to in writing. If agreed by Schüco, goods shall be returned in their original packing, not broken, and not altered.. A 20% restocking fee applies to returned goods which are otherwise free of defects. Return freight is at the expense of Purchaser. No returns will be accepted on fabricated door or window units, knock down curtain walls or any other customized product or on custom dies.

9. **Defects in Goods.** The following are not considered to be "defects" to purchased goods: (i) insignificant differences from the agreed properties, such as slight variations in color, textures, shading, etc.; (ii) insignificant impairment in the usefulness of the goods; or (iii) normal wear and tear or damage which is sustained after transfer of risk (whether as a result of incorrect or negligent handling or storage, excessive loading, incorrect assembly or commissioning by the Purchaser or third parties, unsuitable equipment, the use of substitute materials, defective building work, unsuitable building sites or as a result of external influences - in particular chemical, electrochemical or electrical - which are not envisaged in accordance with these terms and conditions) The Purchaser bears responsibility for sizing accuracy of fabricated units, approval of paint colors, as well as all aspects related to proper installation of the units. In all cases the maximum amount of liability to Schüco for defective goods shall be limited to the cost prices (e.g. cost of transport and material) paid by the Purchaser.

10. **Change Orders.** Purchaser has twenty-four (24) hours from the time of order placement to make changes to an Order Confirmation / Acknowledgement without penalty. It is Purchaser's responsibility to check the accuracy of the order confirmation prior to its entering production or the supply chain. If the Purchaser or third parties have made improper alterations or carried out commissioning work in error, no claims for defect can be made for the consequences thereof if the Purchaser is unable to prove that the defects were not caused by the improper alteration or commissioning work. Schüco will not be liable for damage resulting from the use of components other than those given in Schüco documentation as original Schüco system components unless the Purchaser can prove that the damage would also have occurred if Schüco's system components had been used. In all cases the maximum amount of liability to Schüco for defective goods shall be limited to the cost prices (e.g. cost of transport and material) paid by the Purchaser. If a delivery date is expressly agreed and this is postponed by the Purchaser, Schüco reserves the right to demand payment of the invoiced amount for the services rendered or goods made available.

SCHÜCO'S REPRESENTATIONS AND WARRANTIES

11. **Warranty on Goods.** Schüco warrants all goods it provides. Please refer to the company's warranty contained in Schüco's price list for further information. Schuco will provide to the end-user of each Schuco product purchased and installed pursuant to this Agreement a Limited Warranty which Schuco may modify from time to time at its discretion. Any claim with respect to the installation of Schuco products will be solely Purchaser's responsibility. In the event Purchaser issues its own labor warranty, Purchaser agrees to indemnify Schuco for and hold Schuco harmless from and against any and all claims of any nature relating to such warranty.

12. **Design Services.** Design services provided by Schüco are to the best of Schüco's ability on the basis of Schüco's experience. However, Schüco accepts no liability in providing design services, and Purchaser acknowledges and understands that Purchaser must consider such services in an advisory capacity only, to be reviewed and commented upon by Purchaser's own engineers and other experts. Design services provided by Schüco (including, but not limited to details and information regarding suitability and utilization of goods ordered from Schüco, text, calculations, drawings and verbal proposals, draft drawings and the like which may be provided relating to assembly, construction, layout and installation) do not release the Purchaser from carrying out Purchaser's own tests, quality control measures and independent engineering reviews in regard to Purchaser's intended plans and local codes and conditions.

PURCHASER'S REPRESENTATIONS AND WARRANTIES

13. **Purchaser's Authority.** Purchaser has all requisite power and authority to make, execute, deliver and perform this Agreement and to perform all of the transactions contemplated to be performed by it hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes, and each of the other documents contemplated hereunder, upon execution and delivery of, will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

14. **Purchaser's Compliance with Laws.** Purchaser is solely responsible for procuring and maintaining all licenses and permits necessary to operate its business hereunder and Purchaser agrees to comply with all applicable laws, ordinances, codes, rules, and regulations, as well as any goods specifications which may be issued by Schüco.

15. **Reservation of Property Rights.** Purchaser agrees and warrants to Schüco that any goods (which term includes any profiles) purchased pursuant to this Agreement remain the property of Schüco until all charges for such goods have been paid in full. For as long as the retention of title exists, the Purchaser agrees not to sell, pawn, rent, loan or otherwise dispose of the goods supplied and further agrees to identify the goods supplied as Schüco property. The Purchaser agrees, for as long as title has not passed, to treat the goods supplied carefully and to take notice of the maintenance, care and usage recommendations of the manufacturer. The risk of damage and destruction to the goods until title passes to the Purchaser shall be the responsibility of the Purchaser. The Purchaser shall be obliged, for as long as the retention of title exits, to insure the goods supplied against all risks and to surrender to Schüco all claims against the

insurance. Should the Purchaser breach this Agreement, Purchaser loses its right to ownership and shall be obliged to hand over the goods supplied at once. Schüco shall also be entitled in such an instance to seek out the location of the goods supplied and collect the goods from there, whereby the costs of recovery, transport and alternative storage shall be charged to the Purchaser. Finally, after giving two weeks notice Schüco can sell the goods supplied on the open market, on behalf of and for the account of the Purchaser, or in Schüco's own name. Should the proceeds be insufficient to fulfill Schüco's claim, the Purchaser remains further obliged to pay the outstanding amount together with any costs associated with the sale or the Purchaser shall receive any amount outstanding after payment of all costs. Should the goods supplied be irrevocably combined with other objects which do not belong to Schüco, Schüco shall have a claim to shared ownership of the new item in a ratio of the value of the goods supplied to the other combined items at the time of processing.

16. **Warranty Servicing.** Upon request, Purchaser agrees to service and repair Schuco products to meet Schuco standards and fulfill the terms of Schuco's Limited Warranty provided to the end-user of the products. In performing service and repair work on behalf of Schuco, Purchaser will utilize materials and parts and follow procedures reasonably prescribed by Schuco. Schuco will reimburse Purchaser for providing any service or repair work which Purchaser is required to provide under Schuco's Limited Warranty (excluding service or repair work related to Purchaser's installation) at normal and customary rates, to be agreed upon in advance.

LIABILITY

17. **Indemnification**. Schüco shall not be liable for any claims for death, damage, or injury to persons or property from the use or misuse of any goods provided for hereunder. Schüco shall not be liable for loss or damage to, interference with, or suspension of the business of Purchaser. Purchaser agrees to indemnify Schüco and to hold it harmless from any claim, demand, or suit which may be made or commenced against it or from any judgment which may be rendered against it by reason of any alleged tort, negligence, breach of contract or upon any other theory whatever arising or resulting directly or indirectly from any act or failure to act in connection with Purchaser whether or not said alleged tort, negligence, breach of contract, or other act or omission be that of Purchaser himself or of its workmen, employees, agents or servants. In addition to all other rights and remedies available to it at law or in equity, Schüco shall have the right to use the funds paid to it pursuant to this Agreement to pay all obligations of Purchaser under this paragraph. Purchaser further agrees to immediately notify Schüco of any suits filed, or claims made, against Purchaser or Schüco relating to Purchaser's performance under this Agreement, and gives Schüco the right to employ counsel of its choosing, at Purchaser's expense, to monitor any such lawsuit or claim on behalf of Schüco, or to defend Schüco in any such lawsuit or claim. IN NO EVENT SHALL SCHÜCO BE LIABLE TO PURCHASER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) EVEN IF A PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES.

18. **Unforeseeable Situations**. In the event of force majeure or other unforeseeable situations beyond Schüco's control (e.g. difficulties in materials procurement, Acts of God, breakdown, strikes, lock-outs, lack of transport facilities, intervention by official authorities, problems with power supplies or labor) Schüco shall have the right to postpone delivery for the duration of the disturbance and an appropriate start-up time thereafter. If the delivery or performance of service should be rendered impossible or commercially unreasonable in the above-mentioned circumstances, Schüco shall be released from its obligation to deliver. If the delivery period is extended on account of the aforementioned reasons or if Schüco is released from its obligation to deliver goods or services, the Purchaser shall not be entitled to claim compensation other than a refund of monies paid for product or services not delivered on a pro rata basis.

CONFIDENTIALITY

19. **Agreement of Confidentiality.** All information, in any form, supplied to one party (the "Receiving Party") by, or at the direction of, the other party (the "Furnishing Party") relating to transactions arising under this Agreement, including all information of a business nature relating to the pricing, sales, profile designs or fabrication drawings provided by Schüco, promotions, marketing, assets, liabilities, or other business affairs of Schüco and Purchaser (collectively, the "Information"), will be treated as confidential as provided in this Agreement. For purposes hereof, "Information" shall not include: (a) information in the public domain at the time that it was provided by the Furnishing Party or which subsequently came into the public domain other than as a result of breach of this Agreement; (b) information obtained from a third party unaffiliated with the Furnishing Party (provided such party was not bound by confidentiality agreements with the Furnishing Party); (c) information independently developed by the Receiving Party without reference to the Information; or (d) information in the possession of the Receiving Party prior to its disclosure by the Furnishing Party to the Receiving Party. All Information: (a) shall remain the property of the Furnishing Party; (b) shall be treated as confidential by the Receiving Party, taking such action as shall be necessary or desirable to preserve and protect the confidentiality of the Information and in any event using means not less than those used to protect its own confidential information; (c) shall be used solely for purposes as provided in this Agreement, and for no other purpose; and (d) shall not be disclosed to any party, other than the Receiving Party and such of its officers, directors, employees, financial advisors, accountants or attorneys as are strictly necessary on a "need to know" basis, which includes Schüco's vendors and suppliers (each an "Authorized Person"), without the Furnishing Party's prior written consent. The Receiving Party shall implement appropriate administrative, technical and physical safeguards, including without limitation, those set forth in any security policy distributed by the Furnishing Party from time to time, to protect the security, confidentiality and integrity of the Information, such safeguards to be designed to ensure the security and confidentiality of the Information, protect against any anticipate threats or hazards to the security or integrity of the Information and protect against unauthorized access to or use of the Information. In the event that the Receiving Party or any of its Authorized Persons becomes legally compelled (including, without limitation, by law, rule, regulation, stock exchange or governmental regulatory or administrative or similar agency as part of a judicial or administrative

proceeding (including, without limitation, by deposition, interrogatory, request for information or documents, subpoena, civil or criminal investigative demand or otherwise)) to disclose any of the Information, the Receiving Party shall provide the Furnishing Party with immediate written notice of such requirement so that the Furnishing Party may seek a protective order or other appropriate remedy or waive compliance with this paragraph.

The parties each recognize that a breach of this Agreement may cause irreparable harm to the other party and that actual damages may be difficult to ascertain and in any event may be inadequate. Accordingly, the parties agree that in the event of such breach, the injured party may be entitled to injunctive relief in addition to such other legal or equitable remedies as may be available. Neither party makes any representation or warranty, express or implied, with respect to the accuracy or completeness of any Information provided hereunder. Neither party shall be liable to the other hereunder for amounts representing loss of profits, loss of business or indirect, consequential or punitive damages of the other party in connection with the provision or use of Information hereunder, except to the extent that such provision or use constitutes a breach of this Agreement. The confidentiality provisions of this Agreement shall survive the termination or expiration of this Agreement for a period of two (2) years.

DEFAULT

20. **Event of Default.** The occurrence of any one or more of the following shall be deemed an event of default under this Agreement: (a) the failure of Purchaser to operate in accordance with this Agreement; or to pay any money due Schüco within 30 days of its due date; (b) the failure of Purchaser to perform any of the terms, covenants, and conditions hereof which is continuing ten (10) days after Purchaser has received notice from Schüco specifying the nature of such default or if the default cannot be reasonably cured within ten (10) days, the failure of Purchaser to commence to cure said default within ten (10) days and fully curing said default within the minimum amount of time required to effectuate such cure, not to exceed twenty (20) days after notice has been given; (c) the making by Purchaser of an assignment for the benefit of its creditors; (d) the institution of proceedings in a court of competent jurisdiction for the reorganization, liquidation, or involuntary dissolution of Purchaser, or for its adjudication as bankrupt or insolvent; or if a receiver, trustee, or liquidator is appointed for the property of the Purchaser, or for its adjudication as bankrupt or insolvent; or if a receiver, trustee, or liquidator is appointed for the property of Purchaser and said receiver, trustee, or liquidator appointed therein is not removed within thirty (30) days after written notice from Schüco to Purchaser to obtain such removal; or (e) the taking advantage by Purchaser of any debtor relief proceedings under any present or future law, whereby the liabilities or obligations of Purchaser are or are proposed to be reduced or payment thereof deferred.

21. **Remedy to Default.** Upon any such event of default, which default remains uncured for the period set forth above, Schüco may, at its option, (a) immediately terminate this Agreement and all rights of Purchaser hereunder shall be terminated; (b) in addition to any other remedies available, cure such default or cause such default to be cured, and Purchaser shall pay to Schüco upon demand a sum equal to the amount expended by Schüco therefore, including any court costs and legal fees and interest as allowed herein. Any such actions by Schüco shall not relieve Purchaser from its obligations to fully perform the covenants contained herein. Purchaser shall give immediate notice to Schüco of an occurrence or event of default. In the event of any default Schüco shall be authorized, in addition to any other remedies, to recover its costs, fees, damages and any other monies due it by withholding and / or offsetting monies due Purchaser.

MISCELLANEOUS TERMS OF AGREEMENT

22. **Entire Agreement and Modifications.** This Agreement constitutes the entire Agreement between the parties, except as may be further detailed in any Order Spec. Sheet between the parties as to the particulars of a specific transaction. Any prior agreements, promises negotiations, or representations that may have been made or relied upon which are not expressly set forth in this Agreement are of no force or effect. This Agreement may be signed in counterparts, each of which will be deemed to be an original. Each person signing this Agreement on behalf of a party, personally warrants to all other parties that such person is fully authorized to execute this Agreement on behalf of such represented party and such execution is fully binding on such party. This Agreement may be modified and amended from time to time by Schüco.

23. **Intellectual Property.** Schüco reserves all property rights, patent rights, registered design rights and copyright in respect of illustrations, drawings, draft drawings, designs, calculations and other documentation. The Purchaser shall expressly recognize all protective rights to which Schüco is entitled. Neither party will use or permit the use of the other party's names, logos, trademarks or other identifying data, or otherwise discuss or make reference to such other party, in any notices to third parties, any promotional or marketing material or in any press release or other public announcement or advertisement, however characterized, without such other party's prior written consent.

24. **Gender and Pronouns.** The word "Purchaser" wherever used herein, although expressed in the singular shall be taken to apply to the persons, one or more male or female, firms or corporations, although plural in numbers as the same may by described as Purchaser hereunder and all pronouns used herein and referring to said Purchaser shall be construed accordingly, regardless of either number or gender thereof.

25. **Benefit and Assignment.** This agreement shall be binding upon and inure to the benefit of Schüco, its successors or assigns, but shall be personal to Purchaser and can be assigned or transferred by Purchaser only with the prior written approval of Schüco.

SCHÜCO
USA

26. **Reliance.** It is understood that no promises or representations whatsoever have been made by either party as to the potential number of sales or profits that may be available at any time as a result of entering into this Agreement. Schüco shall not be obligated for any expense incurred by Purchaser in connection with any increase in the number of Purchaser's employees or expenditures made by Purchaser for additional facilities, product, equipment, or other items incurred to practice its trade.

27. **Waiver of Default.** No provisions of this agreement shall be waived or be construed to be waived by Schüco unless such waiver is in writing and signed by Schüco. No failure on the part of Schüco to exercise any of the rights, remedies, and options granted hereunder or to insist upon strict compliance by Purchaser and no custom or practice of the parties at variance with the terms hereof shall constitute any waiver of Schüco's rights to demand exact compliance with the terms hereof. A waiver by Schüco with respect to a specific default by Purchaser shall not affect nor impair the rights of Schüco with respect to any delay or omission to exercise any right arising from any subsequent default.

28. **Severability and Construction.** The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision. The captions and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement nor limit or amplify the terms and provisions hereof. The terms used in this Agreement shall include the plural as well as the singular and the liability of Purchaser, if more than one, shall be joint and several. All rights, powers, privileges, and remedies conferred herein upon the parties shall be cumulative and are in addition to any rights powers, privileges and remedies available to the parties by statute or otherwise at law or in equity.

29. **Relationship of the Parties.** Neither party to this contract shall represent itself as an agent, employee, joint venturer or partner of the other. The relationship of the Purchaser and Schüco are strictly that of vendor and vendee, as independent contractors. Under no circumstances shall Purchaser, its subcontractors or respective employees represent themselves as Schüco employees or agents. Purchaser is solely responsible for payments of any and all contributions, taxes, and assessments, and shall comply with all requirements of the Federal Social Security, State Unemployment Compensation, Federal, State and local Income Tax laws on all compensations paid to its employees or agents.

30. **Notices.** All notices or other communications between the parties, other than in regard to agreed upon methods of communications for placing orders themselves, shall be in writing and delivered or mailed by Federal Express or certified mail, postage prepaid to Schüco at it's Connecticut headquarters and to Purchaser at the last known address for Purchaser existing in Schüco 's records. Either party may change their notice address by giving written notice to the other Notices shall be deemed to have been served and given upon receipt.

31. **Termination and Survival of Terms.** The relationship between Schüco and the Purchaser may be terminated at any time by either party. Termination shall not effect any outstanding commitments or obligations between the parties. Upon termination or expiration of this Agreement, the terms and conditions of this Agreement which by their reasonable construction are intended to survive termination or expiration of this Agreement shall, in such event, remain in effect, including but not limited to those pertaining to Purchaser's representations and warranties to Schüco.

32 **Governing Law and Jurisdiction.** This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, United States of America and any action, claim, litigation or dispute resolution brought under this Agreement shall reside in Connecticut.